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                                                        Exhibit 5







                         April 29, 1994



Columbus Southern Power Company
215 North Front Street
Columbus, Ohio 43215

Dear Sirs:

          With respect to the Registration Statement on Form S-3 (the "Registration Statement") of Columbus Southern Power Company (the "Company"), relating to the issuance and sale of up to $25,000,000 aggregate par value of Cumulative Preferred Shares of the Company (the "Preferred Shares"), we wish to advise you as follows:

          We are of the opinion that when the steps mentioned in the next paragraph have been taken, the Preferred Shares will be legally issued, fully paid and non-assessable.

          The steps to be taken which are referred to in the next preceding paragraph consist of the following:

          (1) Appropriate definitive action by the Board of Directors of the Company with respect to the proposed transactions set forth in the Registration Statement;

          (2)  Appropriate action by and before The Public
               Utilities Commission of Ohio and the Securities and Exchange Commission in respect to the proposed transactions set forth in the Registration
               Statement;

          (3) Compliance with the Securities Act of 1933, as amended;

          (4) Appropriate corporate approvals and execution and filing of a Certificate of Amendment to the Amended Articles of Incorporation of the Company creating the terms and provisions of the Preferred Shares and the filing of a copy thereof with the Secretary of State of Ohio; and
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Columbus Southern
  Power Company                -2-                 April 29, 1994


          (5) Issuance and sale of the Preferred Shares in accordance with the governmental and corporate authorizations aforesaid.

          Insofar as this opinion relates to matters governed by laws of the State of Ohio, this firm has consulted and may consult further with local counsel in which this firm has confidence and will rely, as to such matters, upon such opinions or advice of such counsel which will be delivered to this firm prior to the closing of the sale of the Preferred Shares.

          We consent to filing of this opinion as an exhibit to the Registration Statement and to the use of our name and the inclusion of the statements in regard to us set forth in the Registration Statement under the caption "Legal Opinions".

                                   Very truly yours,

                                   /s/ Simpson Thacher & Bartlett

                                   SIMPSON THACHER & BARTLETT


cspcocps.94\stbopin.s-3